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                                                                    Exhibit 21.1

                SUBSIDIARIES OF LEAP WIRELESS INTERNATIONAL, INC.


Name                                                          Jurisdiction of Formation
---------------------------------------------                 -------------------------
QUALCOMM Telecommunications Limited                           Isle of Man
Orrengrove Investments Limited                                Cyprus
Transworld Telecommunications, Inc.                           Delaware
Inversiones Leap Wireless Chile S.A.                          Chile
Leap PCS Mexico, Inc.                                         California
Leap Wireless Mexico, S.A. de C.V.                            Mexico
Pegaso Telecomunicaciones, S.A. de C.V.                       Mexico
Pegaso PCS, S.A. de C.V.                                      Mexico
Pegaso Humanos Recursos, S.A. de C.V.                         Mexico
Pegaso Comunicaciones y Sistemas, S.A. de C.V.                Mexico
ChaseTel Licensee Corp.                                       Delaware
ChaseTel Real Estate Holding Company, Inc.                    Tennessee
Cricket Communications Holdings, Inc.                         Delaware
Cricket Communications, Inc.                                  Delaware
BW Acquisition Corporation                                    Delaware
Cricket Licensee I, Inc.                                      Delaware
Cricket Licensee II, Inc.                                     Delaware
Cricket Licensee III, Inc.                                    Delaware
Cricket Licensee IV, Inc.                                     Delaware
Cricket Licensee V, Inc.                                      Delaware
Cricket Licensee VI, Inc.                                     Delaware
Cricket Licensee VII, Inc.                                    Delaware
Cricket Licensee (Denver) Inc.                                Delaware
Cricket Licensee (Albany) Inc.                                Delaware
Cricket Licensee (Columbus) Inc.                              Delaware
Cricket Licensee (Lakeland) Inc.                              Delaware
Cricket Licensee (Macon) Inc.                                 Delaware
Cricket Licensee (North Carolina) Inc.                        Delaware
Cricket Licensee (Pittsburgh) Inc.                            Delaware
Cricket Licensee (Reauction), Inc.                            Delaware
Cricket Holdings Dayton, Inc.                                 Delaware
Cricket Arizona Property Company                              Delaware
Cricket Arkansas Property Company                             Delaware
Cricket California Property Company                           Delaware
Cricket Colorado Property Company                             Delaware
Cricket Florida Property Company                              Delaware
Cricket Georgia Property Company                              Delaware
Cricket Idaho Property Company                                Delaware
Cricket Illinois Property Company                             Delaware
Cricket Indiana Property Company                              Delaware
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Cricket Kansas Property Company                               Delaware
Cricket Michigan Property Company                             Delaware
Cricket Minnesota Property Company                            Delaware
Cricket Nebraska Property Company                             Delaware
Cricket New Mexico Property Company                           Delaware
Cricket New York Property Company                             Delaware
Cricket Nevada Property Company                               Delaware
Cricket North Carolina Property Company                       Delaware
Cricket Ohio Property Company                                 Delaware
Cricket Oklahoma Property Company                             Delaware
Cricket Oregon Property Company                               Delaware
Cricket Pennsylvania Property Company                         Delaware
Cricket Tennessee Property Company                            Delaware
Cricket Utah Property Company                                 Delaware
Cricket Washington Property Company                           Delaware
Cricket Wisconsin Property Company                            Delaware